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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
PLC Systems Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2006

        The 2006 Annual Meeting of Shareholders of PLC Systems Inc. ("PLC") will be held on Wednesday, May 17, 2006, at 10:00 a.m., local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038, to consider and act upon the following matters:

  1.
  To elect three Class II directors of PLC;

  2.
  To approve the selection by the Audit Committee of the Board of Directors of Vitale, Caturano & Company, Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2006; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Shareholders of record at the close of business on April 3, 2006 are entitled to notice of, and to vote at, the Annual Meeting and are cordially invited to attend the Annual Meeting. The stock transfer books of PLC will remain open for the purchase and sale of PLC's common stock.

By order of the Board of Directors,
Edward H. Pendergast Chairman of the Board

Franklin, Massachusetts
April 14, 2006

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

PLC SYSTEMS INC.
10 Forge Park
Franklin, Massachusetts 02038

PROXY STATEMENT

        This proxy statement, or management proxy circular, is furnished in connection with the solicitation of proxies by the Board of Directors and management of PLC Systems Inc. ("PLC") for use at the 2006 Annual Meeting of Shareholders to be held on Wednesday, May 17, 2006, at 10:00 a.m., local time, at PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038 (the "Meeting"), and at any adjournment or adjournments of that Meeting.

        All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of 2006 Annual Meeting of Shareholders. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering to the Secretary of PLC a duly executed proxy bearing a later date than the proxy being revoked or by voting in person at the Meeting. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the shareholder gives affirmative notice at the Meeting that the shareholder intends to revoke the proxy and vote in person.

        Each shareholder may appoint an individual other than the individuals named in the enclosed proxy card as his or her proxy to attend and act on the shareholder's behalf at the Meeting by inserting that other individual's name in the blank space provided on the enclosed proxy card or by executing a proxy card similar to the enclosed form.

        PLC's Annual Report for the year ended December 31, 2005 is being mailed to shareholders with the mailing of the Notice of 2006 Annual Meeting of Shareholders and this proxy statement on or about April 19, 2006.

        A copy of PLC's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any shareholder upon written request to James G. Thomasch, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. Exhibits will be provided upon request and payment of an appropriate processing fee.

Voting Securities and Votes Required

        On April 3, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 30,084,078 shares of common stock of PLC, no par value per share. Each share of common stock is entitled to one vote. Notice of the record date, as required by the Business Corporations Act of the Yukon Territory, was published in the Whitehorse Star newspaper on March 17, 2006.

        Under PLC's by-laws, two shareholders, or proxyholders representing two shareholders, holding not less than 10% of the outstanding shares of PLC entitled to vote at the Meeting shall constitute a quorum with respect to that matter at the Meeting. Shareholders of common stock present in person or represented by proxy (including "broker non-votes" and shareholders which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present. "Broker non-votes" are shares that are held in "street name" by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

        The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required for the election of directors and the approval of the selection of Vitale, Caturano & Company, Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2006.

        Shares that abstain from voting on a particular matter or shares that are "broker non-votes" will not be voted in favor of any particular matter described in this proxy statement and will also not be counted as votes cast or shares voting on such matter. As a result, abstentions and "broker non-votes" will have no effect on the voting on each matter described in this proxy statement.

ITEM NO. 1

ELECTION OF DIRECTORS

        PLC's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I (whose terms expire at the Annual Meeting of Shareholders in 2007), three directors in Class II (whose terms expire at this Meeting) and two directors in Class III (whose terms expire at the Annual Meeting of Shareholders in 2008). Three Class II directors are to be elected at the Meeting. If elected, each of Benjamin L. Holmes, Edward H. Pendergast, and Alan H. Magazine will hold office until the 2009 Annual Meeting of Shareholders or until his successor has been duly elected and qualified.

        In the event that any nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

        Set forth below is the name of each member of the Board of Directors (including the nominees for election as Class II directors), his age, the date of the commencement of his term as a director of PLC, the positions and offices held by him, the Class of director in which he currently serves, the expiration of his term as a director, his principal occupation and business experience during the past five years and the names of other publicly-held companies of which he currently serves as a director.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of April 3, 2006, appears below under the heading "Security Ownership of Certain Beneficial Owners and Management."

Name	Age	Date First Became a Director	Position	Class	Expiration of Term at Annual Meeting
Edward H. Pendergast	72	09/24/92	Chairman	II	2006
Kevin J. Dunn	53	09/24/99	Director	III	2008
Benjamin L. Holmes	71	05/24/00	Director	II	2006
Alan H. Magazine	61	09/24/99	Director	II	2006
Brent Norton, M.D.	45	06/10/94	Director	III	2008
Robert I. Rudko, Ph.D.	63	04/14/92	Director and Chief Scientific Officer	I	2007
Mark R. Tauscher	53	12/17/99	Director, President and Chief Executive Officer	I	2007

        Edward H. Pendergast has served as Chairman of the Board of Directors since October 1998 and as a director since September 1992. Mr. Pendergast also served as PLC's interim President and Chief Executive Officer from September 1999 to December 1999 and Lead Outside Director from March 1995 to October 1998. In addition, Mr. Pendergast served as a director of PLC Medical Systems, Inc., a wholly-owned subsidiary of PLC, from its incorporation in 1989 until 1991. Since June 1989, Mr. Pendergast has served as the President of Pendergast & Company, a privately-held management consulting firm. He also currently serves on the board of directors of several private companies. Mr. Pendergast is a certified public accountant.

        Kevin J. Dunn has served as a director of PLC since September 1999. Mr. Dunn currently serves as President and Chief Executive Officer and Head of Investment Banking of the U.S. operations of Canaccord Adams Inc., an investment banking firm. From January 2005 to January 2006, Mr. Dunn served as President and Chief Executive Officer and Head of Investment Banking of Adams Harkness. From September 2002 to January 2005, Mr. Dunn served as Managing Director of Adams Harkness. From June 1999 to June 2002, Mr. Dunn served as Senior Managing Director of SunTrust Robinson Humphrey. From 1984 to June 1999, Mr. Dunn served as Executive Vice President of Tucker Anthony Inc. Mr. Dunn received his M.B.A. degree from the University of Chicago Graduate School of Business and his B.A. degree from Harvard College.

        Benjamin L. Holmes has served as a director of PLC since May 2000. Since December 1994, Mr. Holmes has served as President of The Holmes, Co., a consulting firm that specializes in healthcare in the medical device industry. From 1985 to 1994, he served as General Manager and Vice President of Hewlett-Packard Medical Products Group. Currently, Mr. Holmes serves as a director of the UCLA Foundation and St. Luke's Wood River Medical Foundation.

        Alan H. Magazine has served as a director of PLC since September 1999. From 1990 to May 1999, Mr. Magazine served as President of the Health Industry Manufacturers Association, a worldwide association for medical technology companies. Prior to that, Mr. Magazine was the President of the Foundation for American Economic Competitiveness and its operating arm, the Council on Competitiveness. Mr. Magazine serves as a director of Innotec Corp., a medical technology company. Mr. Magazine received his Ph.D. degree from the University of Maryland, his M.P.A. degree from Kent State University and his B.A. degree from Monmouth College (Illinois).

        Brent Norton, M.D. has served as a director of PLC since June 1994. Since 1992, Dr. Norton has served as President, Chief Executive Officer and a director of PreMD Inc. (formerly IMI International Medical innovations Inc.), a publicly traded predictive medicine company. He is also a Director of Novadaq Technologies Inc., a publicly traded medical device company, and LymphoSign Inc, a private biopharmaceutical company. Dr. Norton completed his medical training at McGill University and conducted post-graduate work in biomedical engineering at Ecole Polytechnique at the University of Montreal. Dr. Norton received his M.B.A. degree from the Ivey School of Business, University of Western Ontario.

        Robert I. Rudko, Ph.D. has served as a director of PLC since 1992 and has served as Chief Scientific Officer of PLC since October 1993. He also served as acting Chief Executive Officer from February 1997 to August 1997. In addition, Dr. Rudko served as Chairman of the Board of Directors from April 1992 to October 1998 and President of PLC from April 1992 to October 1993. Dr. Rudko founded Laser Engineering, Inc., the predecessor to PLC Medical Systems, Inc., in 1981 and served as President from 1981 to October 1993. Previous to 1981, Dr. Rudko spent 14 years at Raytheon Corp. doing laser research. Dr. Rudko received his Ph.D. degree in Electrical Engineering from Cornell University.

        Mark R. Tauscher has served as President, Chief Executive Officer and a director of PLC since December 1999. Mr. Tauscher has also served as President, Chief Executive Officer and a director of PLC Medical Systems, Inc. since January 2001. Prior to joining PLC, from November 1998 to December 1999,

Mr. Tauscher served as Executive Vice President of Sales and Marketing at Quinton Instrument Company, a developer, manufacturer and marketer of cardiology products, medical devices and fitness equipment. From November 1996 to November 1998, Mr. Tauscher served as Division President of Marquette Medical Systems, Medical Supplies. From May 1994 to November 1996, Mr. Tauscher served as General Manager of Hewlett-Packard, Medical Supplies. Mr. Tauscher received his B.S. degree from Southern Illinois University.

Executive Officers of PLC

        Kenneth J. Luppi, age 45, has served as Vice President of Operations of PLC Medical Systems, Inc. since September 1997. Mr. Luppi served Acting Vice President of Operations from May 1997 to September 1997. Mr. Luppi was hired in August 1993 as PLC Medical Systems, Inc.'s Director of Service Operations. Prior to joining PLC Medical Systems, Inc., Mr. Luppi was employed as National Service Manager of Candela Laser Corporation, a medical laser company. Mr. Luppi received his B.S. degree in Biomedical Engineering from Boston University.

        Robert I. Rudko, Ph.D., see biography above.

        Mark R. Tauscher, see biography above.

        James G. Thomasch, age 46, has served as Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of PLC since November 1999. In addition, Mr. Thomasch has served as Chief Financial Officer, Treasurer, Secretary and a director of PLC Medical Systems, Inc. since January 2001. From May 1996 to March 1999, Mr. Thomasch served as Division President and Chief Operating Officer of XRE Corporation, a subsidiary of Trex Medical Corporation, a medical device company. From October 1989 to May 1996, Mr. Thomasch served as Chief Financial Officer for both XRE Corporation and Angiographic Devices Corporation, a medical device company and affiliate of XRE Corporation. Mr. Thomasch received his B.S. degree in Management with an Accounting Concentration from The Carroll School of Management of Boston College. Mr. Thomasch is a certified public accountant.

        Each executive officer serves at the discretion of the Board of Directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of the directors or executive officers of PLC.

        Each person who has served as a director or executive officer during the fiscal year ended December 31, 2005 has no substantial interest, direct or indirect, in any matter to be acted upon at the Meeting, other than the election of the Class II directors.

Board Determination of Independence

        Under applicable American Stock Exchange ("AMEX") rules, a director will only qualify as an "independent director" if, in the opinion of the Board of Directors, that person does not have a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. PLC's Board of Directors has determined that none of Messrs. Dunn, Holmes, Norton, Magazine and Pendergast has a material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 121A of the American Stock Exchange Company Guide.

Board Meetings

        The Board of Directors of PLC held eight meetings during the fiscal year ended December 31, 2005. All the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served. PLC does not have a policy regarding director attendance at its Annual Meetings of Shareholders. At the 2005 Annual Meeting of Shareholders, all directors, with the exception of Donald E. Bobo, Jr. (who resigned from the Board of Directors on April 3, 2006), were in attendance.

Board Committees

        The Board of Directors has established four standing committees—Audit, Compensation, Nominating and Corporate Governance, and Executive. Each of the Audit, Compensation and Nominating and Corporate Governance Committees operate under a charter that has been approved by the Board of Directors. Current copies of these charters are posted on the Corporate Governance section of PLC's website, www.plcmed.com.

        The Board of Directors has determined that all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent as defined under AMEX rules, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Audit Committee

        The Audit Committee's responsibilities include:

    •
    appointing, approving the compensation of, and assessing the independence of PLC's registered public accounting firm;

    •
    overseeing the work of PLC's registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

    •
    reviewing and discussing with management and the registered public accounting firm PLC's annual and quarterly financial statements and related disclosures;

    •
    monitoring PLC's internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

    •
    overseeing PLC's internal audit function;

    •
    discussing PLC's risk management policies;

    •
    establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

    •
    preapproving all audit and non-audit services to be provided by the registered public accounting firm; and

    •
    preparing the audit committee report required by SEC rules (which is included in this proxy statement).

        The Board of Directors has determined that Mr. Pendergast is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

        The members of the Audit Committee are Messrs. Dunn and Pendergast and Dr. Norton. The Audit Committee met seven times during 2005.

  Compensation Committee

        The Compensation Committee's responsibilities include:

    •
    annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

    •
    determining the CEO's compensation;

    •
    reviewing and approving, or making recommendations to the Board with respect to, the compensation of PLC's other executive officers;

    •
    overseeing and administering PLC's equity incentive plans; and

    •
    reviewing and making recommendations to the Board with respect to director compensation.

        The members of the Compensation Committee are Messrs. Holmes and Magazine and Dr. Norton. The Compensation Committee met six times during 2005.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's responsibilities include:

    •
    identifying individuals qualified to become Board members;

    •
    recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

    •
    reviewing and making recommendations to the Board with respect to management succession planning;

    •
    developing and recommending to the Board corporate governance principles; and

    •
    overseeing an annual evaluation of the Board.

        The members of the Nominating and Corporate Governance Committee are Messrs. Holmes and Pendergast. The Nominating and Corporate Governance Committee met four times during 2005.

  Executive Committee

        The Executive Committee considers corporate and other matters that arise between meetings of the Board of Directors, as necessary. The members of the Executive Committee are Messrs. Pendergast, Dunn and Tauscher. The Executive Committee did not meet during 2005.

Director Candidates

        As of the date of this proxy statement, the Nominating and Corporate Governance Committee did not have a formal policy with regard to the consideration of director candidates recommended by shareholders. The Board of Directors does not feel a formal policy is necessary as the Nominating and Corporate Governance Committee does consider director nominees recommended by shareholders. There has been no change in the procedure by which shareholders may recommend nominees to the Board of Directors. The names of such nominees should be addressed to the Nominating and Corporate Governance Committee, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038. No shareholder has submitted names of director nominees for consideration at the Meeting.

        As PLC previously reported, on April 3, 2006, Donald E. Bobo, Jr. resigned from the Board of Directors. Mr. Bobo had served on the Board of Directors as the designee of Edwards Lifesciences Corporation ("Edwards"), with which PLC has a business relationship that previously provided Edwards with a contractual right to nominate a designee to the Board of Directors. On April 6, 2006, Edwards relinquished its contractual right to nominate a replacement for Mr. Bobo. See "Certain Relationships and Related Transactions—Edwards Agreements." In nominating a replacement to fill the vacancy created by Mr. Bobo's departure, the Nominating and Corporate Governance Committee will follow the criteria and principles set out in its charter and in PLC's Corporate Governance Guidelines.

Communicating with the Independent Directors

        The Board of Directors will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. The Chairman of the Board, with the assistance of PLC's Chief Financial Officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he considers appropriate.

        Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Secretary, PLC Systems Inc., 10 Forge Park, Franklin, Massachusetts 02038.

Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed PLC's audited financial statements for the fiscal year ended December 31, 2005 and has discussed these financial statements with PLC's management and with Vitale, Caturano & Company, Ltd., PLC's registered public accounting firm for such fiscal year.

        The Audit Committee has also discussed with Vitale, Caturano & Company, Ltd. the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees) ("SAS 61"). SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires PLC's registered public accounting firm to discuss with PLC's Audit Committee, among other things, the following:

    •
    methods to account for significant unusual transactions;

    •
    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    •
    the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

    •
    disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Vitale, Caturano & Company, Ltd. also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with Vitale, Caturano & Company, Ltd. their independence from PLC.

        Based on its discussions with management and Vitale, Caturano & Company, Ltd. and its review of the representations and information provided by management and Vitale, Caturano & Company, Ltd., the Audit Committee recommended to PLC's Board of Directors that the audited financial statements be included in PLC's Annual Report on Form 10-K for the year ended December 31, 2005. Subject to approval by shareholders at the Meeting, the audit committee has selected Vitale Caturano & Co., Ltd. as its registered public accounting firm for 2006.

        By the Audit Committee of the Board of Directors of PLC Systems Inc.

Kevin J. Dunn, Chairman Brent Norton, M.D. Edward H. Pendergast

Report of the Compensation Committee of the Board of Directors

        The Compensation Committee of PLC's Board of Directors has furnished the following report on executive compensation during the fiscal year ended December 31, 2005.

        The Compensation Committee believes that the primary objectives of PLC's compensation policies are to attract and retain a management team that can effectively implement and execute PLC's strategic business plan. These compensation policies include: (i) an overall management compensation program that is competitive with management compensation programs at companies of similar size; (ii) recognition of individual initiative, leadership and achievement; (iii) short-term bonus incentives for management to meet PLC's performance goals; and (iv) long-term incentive compensation in the form of stock options and other long-term equity compensation to encourage management to continue to focus on shareholder return. The Compensation Committee reviews its compensation policies from time to time in order to determine the reasonableness of PLC's compensation programs and to consider factors unique to PLC.

  Executive Officer Compensation

        The Compensation Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared to the compensation packages of companies that compete with PLC for prospective employees. In performing these annual reviews, the Compensation Committee utilizes an outside human resource consultant to gather the data that is used as part of this evaluation process. The compensation program for executive officers consists of three elements: (i) base salary, which is set on an annual basis; (ii) annual incentive compensation in the form of cash bonuses, which is based on PLC's achievement of predetermined financial, operational and strategic objectives and the executive officer's achievement of his individual objectives; and (iii) long-term incentive compensation in the form of stock options, which are granted when the executive officer joins PLC and from time to time thereafter in order to align the executive officer's long-term interests with those of the shareholders and to encourage the executive officer to achieve superior results over an extended period.

  Base Salary

        Base salaries for executive officers are determined annually by reviewing three key areas: (i) the pay practices of companies of similar size, market capitalization and industry; (ii) the skills and performance level of the individual executive relative to targeted performance criteria; and (iii) PLC's financial performance.

  Bonus Compensation

        Bonus compensation is based on PLC's achievement of predetermined financial, operational and strategic objectives. Giving greatest weight to attaining defined program milestones, the Compensation Committee also awards bonuses based on the financial performance of key segments of PLC's business. Bonuses are awarded on an annual basis.

  Long-Term Incentive Compensation

        The Compensation Committee believes that stock options are an excellent long-term incentive for executives that align executive and shareholder interests and assist in retention of key executive officers and employees. In addition, such stock options allow the executive officers to share in any appreciation in the value of PLC's common stock.

        When determining stock option awards, the Compensation Committee considers the executive's current contributions to PLC's performance, his position and level of seniority at PLC, his experience, his existing stock ownership, his previous stock option grants, the vesting schedules of his outstanding options, PLC's current stock price and the chief executive officer's recommendation.

        It is PLC's policy to grant to all executive officers at the time they commence employment with PLC an initial stock option comparable to options granted to executive officers of similar seniority at other medical device and biotechnology companies. In addition, the Compensation Committee also may grant stock options based on the individual's performance throughout the year. In granting such stock options, the Compensation Committee considers the individual's contributions to PLC's financial, operational and strategic objectives.

        Senior management also participates in company-wide employee benefit plans, including PLC's 401(k) Plan. Benefits under these plans are not dependent upon the individual's performance.

  Chief Executive Officer's Compensation

        Mr. Tauscher joined PLC as its Chief Executive Officer and President in December 1999. Mr. Tauscher's salary in 2005 was based on a variety of factors, including those described above, and a comparison of the compensation of the chief executive officers of comparable companies in the industry. Mr. Tauscher did not participate in any decisions regarding his own compensation. Effective January 1, 2006, the Compensation Committee approved the following compensation for Mr. Tauscher: an annual base salary of $286,841, a monthly car allowance of $1,000, and a yearly incentive bonus up to 50% of his base salary based upon defined financial and program objectives.

  Tax Considerations

        Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for certain compensation in excess of one million dollars paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under its plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under such plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of PLC and its shareholders, after taking into consideration changing business conditions and the performance of its employees.

        By the Compensation Committee of the Board of Directors of PLC.

Benjamin L. Holmes, Chairman Alan H. Magazine Brent Norton, M.D.

Compensation Committee Interlocks and Insider Participation

        All decisions regarding the compensation of our executive officers for the fiscal year ended December 31, 2005 were made by our Compensation Committee, consisting of Messrs. Holmes and Magazine and Dr. Norton. No member of the Compensation Committee was at any time during 2005, or formerly, an officer or employee of PLC or any subsidiary of PLC. No member of the Compensation Committee had any relationship with PLC requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

        No executive officer of PLC has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of PLC.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth as of April 3, 2006 certain information with respect to the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to PLC's knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number	Percentage Ownership
5% Shareholders:
Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614	5,333,333	17.7
Fred Kayne c/o Fortune Financial 1800 Avenue of the Stars, Suite 310 Los Angeles, California 90067	3,074,800	10.2
Directors and Named Executive Officers:
Michael F. Adams(1)	281,071	*
Kevin J. Dunn(2)	85,000	*
Benjamin L. Holmes(3)	90,000	*
Kenneth J. Luppi(4)	308,627	1.0
Alan H. Magazine(5)	82,000	*
Brent Norton, M.D.(6)	120,500	*
Edward H. Pendergast(7)	371,492	1.2
Robert I. Rudko, Ph.D.(8)	1,358,593	4.5
Mark R. Tauscher(9)	1,044,372	3.4
James G. Thomasch(10)	604,804	2.0
All executive officers and directors as group (11 persons)(11)	4,346,459	13.2

*
Less than 1%.

(1)
Includes 152,727 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006. Mr. Adams resigned from his position as Vice President of Quality Assurance and Regulatory Affairs and New Ventures of PLC Medical Systems, Inc. effective April 14, 2006, but is listed as a named executive officer throughout this proxy statement because he was serving as an executive officer of PLC as of December 31, 2005.

(2)
Includes 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(3)
Includes 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(4)
Includes 303,560 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(5)
Includes 80,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(6)
Includes 120,500 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(7)
Includes 297,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(8)
Includes 261,731 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006. This amount also includes 84,762 shares held of record by Dr. Rudko's spouse.

(9)
Includes 910,304 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(10)
Includes 602,804 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

(11)
Includes 2,888,626 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 3, 2006.

Compensation of Directors

        Each non-employee director of PLC other than the Chairman of the Board receives $12,000 per year and the Chairman of the Board receives $24,000 per year, paid in quarterly installments. In addition, non-employee directors other than the Chairman of the Board who serve as chairman of a committee, or who serve on more than one committee, receive an additional $500 per quarter. PLC reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors.

        PLC grants stock options to its non-employee directors. Generally, new non-employee directors receive an initial grant of an option to purchase 30,000 shares of PLC's common stock that vests in installments over three years. Once the initial grant has fully vested, non-employee directors other than the Chairman of the Board receive an annual grant of an option to purchase 15,000 shares of PLC's common stock that generally vests in four equal quarterly installments. The Chairman of the Board receives an annual grant of an option to purchase 30,000 shares of PLC's common stock that also generally vests in four equal quarterly installments. All such options have an exercise price equal to the fair market value of the common stock on the date of grant.

        The following table sets forth information with respect to the compensation, exclusive of reimbursed out-of-pocket expenses, received by the directors of PLC for their service during the fiscal year ended December 31, 2005.

Name	Annual Director Compensation($)	Number of Shares Underlying Option Granted(#)	Date of Option Grant	Exercise Price of Option($)	Expiration Date of Option	Price Range of Shares 30 Days Prior to Option Grant($)(1)
Donald E. Bobo, Jr.(2)	—	—	—	—	—	—
Kevin J. Dunn	16,000	15,000	05/24/05	0.55	05/23/15	0.45 - 0.60
Benjamin L. Holmes	16,000	15,000	05/24/05	0.55	05/23/15	0.45 - 0.60
Alan H. Magazine	12,000	15,000	05/24/05	0.55	05/23/15	0.45 - 0.60
Brent Norton, M.D.	14,000	15,000	05/24/05	0.55	05/23/15	0.45 - 0.60
Edward H. Pendergast	24,000	30,000	05/24/05	0.55	05/23/15	0.45 - 0.60
Robert I. Rudko, Ph.D.(3)	—	—	—	—	—	—
Mark R. Tauscher(3)	—	—	—	—	—	—

(1)
Consists of the high and low trading price of PLC's common stock on AMEX during the 30-day period prior to the date of grant of the options.

(2)
Mr. Bobo resigned from the Board of Directors on April 3, 2006. Mr. Bobo did not receive any compensation or option grants during the fiscal year ended December 31, 2005 because he was a director as a result of PLC's contractual relationship with Edwards.

(3)
As employee directors, Mr. Tauscher and Dr. Rudko are not eligible to receive either compensation or an annual stock grant for service in their capacity as a director. Stock option grants made during the fiscal year ended December 31, 2005 to Mr. Tauscher and Dr. Rudko for their service as employees of PLC are enumerated below under the caption "Executive Compensation—Option Grants."

Executive Compensation

  Summary Compensation Table

        The following table sets forth certain information concerning the compensation for each of the last three fiscal years of PLC's chief executive officer and its other four executive officers. PLC refers to these individuals as the Named Executive Officers. In the table below, columns required by the regulations of the Securities and Exchange Commission have been omitted where no information was required to be disclosed under those columns.

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position					Securities Underlying Options(#)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Mark R. Tauscher President, Chief Executive Officer and Director	2005 2004 2003	278,486 270,375 262,500	97,766 57,646 89,937		96,970 130,000 400,000	12,000 12,000 12,000	(1) (1) (1)
Michael F. Adams Former Vice President of Quality Assurance and Regulatory Affairs and New Ventures	2005 2004 2003	164,800 160,000 160,000	34,713 20,468 32,891		72,727 80,000 30,000	6,000 6,000 6,000	(1) (1) (1)
Kenneth J. Luppi Vice President of Operations	2005 2004 2003	143,284 139,111 135,059	30,181 17,796 27,764		72,727 80,000 92,000	6,000 6,000 6,000	(1) (1) (1)
Robert I. Rudko, Ph.D. Chief Scientific Officer	2005 2004 2003	192,500 192,500 192,500	90,548 74,625 6,595	(3) (3)	60,606 50,000 117,900	6,000 6,000 25,587	(1) (1) (2)
James G. Thomasch Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer	2005 2004 2003	174,836 169,744 164,800	49,102 28,952 45,171		96,970 125,000 195,000	12,000 12,000 12,000	(1) (1) (1)

(1)
Consists of cash car allowance.

(2)
Consists of a $24,433 cash allowance for personal benefit plans and a $1,154 cash car allowance.

(3)
Includes a retention bonus of $50,000 paid pursuant to Dr. Rudko's employment agreement which is discussed under the caption "Employment Contracts, Termination of Employment and Change in Control Arrangements—Rudko Employment Agreement."

  Option Grants

        The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2005 to each of the Named Executive Officers.

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		Percent of Total Options Granted to Employees in Fiscal Year 2005(1)
	Number of Securities Underlying Options Granted
				Exercise or Base Price Per Share ($)(2)		Price Range of Securities During 30 Days Prior to Grant($)(3)
			Grant Date		Expiration Date
							5%($)	10%($)
Mark R. Tauscher	96,970	14%	05/24/05	0.55	05/23/15	0.45-0.60	33,541	85,000
Michael F. Adams	72,727	11%	05/24/05	0.55	05/23/15	0.45-0.60	25,156	63,749
Kenneth J. Luppi	72,727	11%	05/24/05	0.55	05/23/15	0.45-0.60	25,156	63,749
Robert I. Rudko, Ph.D.	60,606	9%	05/24/05	0.55	05/23/15	0.45-0.60	20,963	53,125
James G. Thomasch	96,970	14%	05/24/05	0.55	05/23/15	0.45-0.60	33,541	85,000

(1)
PLC granted options to purchase 690,000 shares of common stock to its employees and the employees of its subsidiaries during the fiscal year ended December 31, 2005.

(2)
The exercise price was equal to the closing price of PLC's common stock on AMEX on the date of grant. These options vested immediately upon grant.

(3)
Consists of the high and low trading prices of PLC's common stock on AMEX during the 30-day period prior to the date of grant of the options.

(4)
The potential realizable value is calculated based on the term of the stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent PLC's prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the fair market value on the date of grant appreciates at the indicated rate for the entire term of the stock option and that the stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

  Options Exercised

        The following table sets forth certain information concerning the number and value of unexercised options held by each Named Executive Officer as of December 31, 2005. None of the Named Executive Officers exercised stock options in 2005.

	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark R. Tauscher	910,304	16,666	$17,500	$—
Michael F. Adams	152,727	—	$—	$—
Kenneth J. Luppi	303,560	10,000	$2,767	$—
Robert I. Rudko, Ph.D.	261,731	15,000	$3,645	$—
James G. Thomasch	602,804	16,666	$7,250	$—

(1)
Based on the closing sale price of PLC's common stock on December 30, 2005 ($0.50) as reported by AMEX, less the option exercise price.

Employment Contracts, Termination of Employment and Change in Control Arrangements

        PLC has arrangements with its Named Executive Officers to compensate them in the event of termination of employment (resignation, retirement, and/or change in control) or change in responsibilities following a change in control of PLC.

  Tauscher Employment Agreement

        An employment agreement was entered into in December 1999 between PLC and Mr. Tauscher providing for an annual base salary of not less than $250,000 and an annual bonus targeted at 50% of his salary (however, his bonus may exceed this amount in certain circumstances) based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Tauscher of 150% of the sum of his highest annualized base salary during the preceding three-year period and his previous calendar year's bonus plus the continuation of any other benefits available to Mr. Tauscher and his family on his last day of service for a period of 18 months if Mr. Tauscher's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Tauscher following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 100 miles from Franklin, Massachusetts.

  Thomasch Employment Agreement

        An employment agreement was entered into in November 1999 between PLC and Mr. Thomasch providing for an annual base salary of not less than $160,000 and an annual bonus of up to 40% of his salary based upon the achievement of certain performance goals. This agreement also provides for the payment to Mr. Thomasch of 100% of his highest annualized base salary plus bonus during the preceding three-year period plus the continuation of any other benefits available to Mr. Thomasch and his family on his last day of service for a period of 12 months if Mr. Thomasch's employment is terminated by PLC without cause or, within 12 months after a sale or change in control of PLC, by Mr. Thomasch following a reduction in his position, authority or responsibilities, a material reduction in salary or benefits or his relocation more than 30 miles from Franklin, Massachusetts.

  Rudko Employment Agreement

        An employment agreement was entered into in October 2003, and later amended on March 15, 2005, between PLC and Dr. Rudko providing for an annual base salary of $192,500 and an annual bonus under any discretionary bonus programs that PLC may establish and make available to PLC's vice presidents. This agreement also provides for a retention bonus of $150,000 to be paid to Dr. Rudko in three equal annual installments, the first two of which were made on October 1, 2004 and October 1, 2005 and the final one of which will be made on October 1, 2006; provided, however, that Dr. Rudko will only be eligible to receive any scheduled installment of the retention bonus if he is actively employed by PLC on the scheduled date of payment. Dr. Rudko is required within ten days of his receipt of each retention bonus installment to repay a portion of the loans originally made to him by PLC in October 1991 and March 1992, which loans are expected to be fully paid following receipt of the third and final installment of the retention bonus.

        The agreement further provides for certain severance benefits payable to Dr. Rudko. Specifically, for each of the forty-eight months following the execution of the agreement that Dr. Rudko remains employed by PLC on a full-time basis, PLC will allocate $8,020, less all applicable taxes and withholdings, towards the total potential severance pay (the "Potential Severance Pay") for which he will be eligible upon the termination of his employment with PLC for any reason, other than by PLC for Cause (as defined in the agreement), provided that, following his termination, Dr. Rudko signs a severance agreement and release of claims drafted by PLC. If Dr. Rudko works for PLC on a less than full-time basis at any time during his employment, or if he takes a leave of absence from PLC for any reason, but PLC continues to pay his base salary as if he continued to work on a full-time basis during such period, PLC's allocation towards the Potential Severance Pay will be reduced proportionally to account for his reduced work schedule or absence. Further, if Dr. Rudko works for PLC on a less than full time basis at any time during his employment, or if he takes a leave of absence from PLC for any reason, and PLC reduces his base salary in proportion to his reduced schedule during such period, PLC will allocate towards the Potential Severance Pay the amount it would have allocated had he worked full-time during such period.

        If Dr. Rudko's employment is terminated by him or PLC for any reason other than by PLC for Cause on or after the date four years following Dr. Rudko's execution of the October 28, 2003 agreement (the "Fourth Anniversary Date"), he will receive as severance pay the gross amount previously allocated by PLC towards the Potential Severance Pay. If Dr. Rudko's employment is terminated prior to the Fourth Anniversary Date, either by PLC without Cause or by him for Good Reason (as defined in the agreement), he will receive as severance pay all amounts previously allocated by PLC towards the Potential Severance Pay, plus the amount that would have been allocated between the date his employment is terminated and the Fourth Anniversary Date had he remained employed by PLC during such period. If Dr. Rudko chooses to terminate his employment prior to the Fourth Anniversary Date for any reason other than Good Reason, he will receive as severance pay only the amount previously allocated by PLC towards the Potential Severance Pay. Dr. Rudko will not be eligible to receive any severance pay if his employment is terminated at any time by PLC for Cause.

        Should PLC terminate Dr. Rudko's employment on or before October 1, 2006 other than for Cause, and provided that: (i) he immediately resigns from any offices or directorships of PLC he may hold at the time of termination; (ii) he has fulfilled all of his obligations with respect to loan repayments; and (iii) following his termination he signs a severance agreement and release of claims drafted by PLC, PLC will, in addition to any Potential Severance Pay for which he may be eligible, pay Dr. Rudko an extra severance payment of $50,000.

        Any severance pay is subject to all applicable taxes and withholdings, and may not exceed $385,000 gross plus the applicable amount contemplated as an extra severance payment as discussed in the immediately preceding paragraph. Any severance pay that Dr. Rudko may receive will be paid in equal monthly installments over the twenty-four month period following the termination of his employment. PLC will have the right to set off against any severance pay that he may become eligible to receive any amounts he borrowed from or may otherwise owe to PLC.

  Luppi Severance Arrangement

        Pursuant to resolutions adopted by the Board of Directors of PLC on December 19, 2001, Mr. Luppi is entitled to receive payments equal to 26 weeks of base salary in the event that he is terminated within one year of the date of a change in control of PLC.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,253,263	$1.02	1,788,662	(2)
Equity compensation plans not approved by security holders(3)	2,534,559	$2.30	—

Total	5,787,822	$1.58	1,788,662

(1)
Consists of the following equity compensation plans: (i) 1993 Formula Stock Option Plan, (ii) 1993 Stock Option Plan, (iii) 1995 Stock Option Plan, (iv) 2000 Employee Stock Purchase Plan, as amended (the "2000 ESPP"), (v) 2000 Equity Incentive Plan and (vi) 2005 Stock Incentive Plan.

(2)
Includes 322,487 shares issuable under the 2000 ESPP, including shares issuable in connection with the current offering period, which ends on May 31, 2006.

(3)
Consists of the following equity compensation plans and arrangements: (i) 1997 Executive Stock Option Plan, (ii) 2000 Non-Statutory Stock Option Plan, (iii) 2000 Non-Qualified Performance and Retention Equity Plan, (iv) Warrant to Purchase Common Stock issued to Edwards Lifesciences Corporation for the right to receive 1,000,000 shares of common stock at an exercise price of $3.50 per share, which expired in January 2006 unexercised, and (v) Warrant to Purchase Common Stock issued to Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, for the right to receive 100,000 shares of common stock at an exercise price of $1.00 per share, which expired in January 2006 unexercised.

Principal Accountant Fees and Services

        The following table summarizes the fees billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services by both Vitale, Caturano & Company, Ltd., our registered public accounting firm for 2005, and Ernst & Young LLP, our registered public accounting firm for 2004:

Fee Category	2005	2004
Audit Fees(1)	$90,680	$110,703
Tax Fees(2)	$25,012	$38,678

Total Fees	$115,692	$149,381

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees for 2005 include an estimate of amounts agreed to with, but not yet billed by, Vitale, Caturano & Company, Ltd. in connection with their audit of our 2005 financial statements and $3,500 billed by Ernst & Young LLP in connection with the filing of a Form S-8.

(2)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the preparation of corporate tax returns, accounted for $22,332 of the total tax fees paid for 2005 and $23,698 of the total tax fees paid for 2004. Tax advice and tax planning services relate to assistance with general tax matters, tax audits and employee benefits. All amounts shown reflect amounts paid to Ernst & Young LLP.

  Pre-Approval Policy and Procedures

        The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by PLC's registered public accounting firm. This policy generally provides that PLC will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

        From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to PLC by its registered public accounting firm during the next 12 months. Any such pre-approval must be detailed as to the particular service or type of services to be provided and must also be generally subject to a maximum dollar amount.

        The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to PLC by its registered public accounting firm. Any approval of services by the chairman of the Audit Committee pursuant to this delegated authority must be reported on at the next meeting of the Audit Committee.

Comparative Stock Performance

        The following graph compares the cumulative total return to shareholders of PLC's common stock for the period from December 31, 2000 through December 31, 2005, with the cumulative total return over such period of (i) the American Stock Exchange Index (the "AMEX Market Index") and (ii) an index of medical instrument and supply companies compiled by Hemscott, Inc., formally known as CoreData, Inc. (the "Hemscott Group Index"). The graph assumes the investment of $100 in PLC's common stock, and assumes that all dividends are reinvested. The performance shown is not necessarily indicative of future performance. PLC's common stock traded on the Nasdaq National Market from March 3, 1992 to September 16, 1992. PLC's common stock began trading on AMEX on September 17, 1992.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
AMONG PLC SYSTEMS INC., AMEX MARKET INDEX
AND HEMSCOTT GROUP INDEX

	2000	2001	2002	2003	2004	2005
PLC SYSTEMS INC.	100.00	96.00	92.80	185.60	126.40	80.00
AMEX MARKET INDEX	100.00	95.39	91.58	124.66	142.75	157.43
HEMSCOTT GROUP INDEX	100.00	95.17	90.18	114.99	130.55	139.22

Certain Relationships and Related Transactions

        No executive officer, director, nominee for election as a director or 5% shareholder of PLC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since January 1, 2004 or in any proposed transaction which in either such case has materially affected or will materially affect PLC, except as described below.

  Edwards Agreements

        TMR Distribution Agreement.    On January 9, 2001, PLC entered into an exclusive distribution agreement with a subsidiary of Edwards, which currently owns in excess of 5% of PLC's outstanding common stock. Under this agreement, Edwards distributes PLC's CO2 TMR Heart Laser 2 System and all associated disposable components to cardiovascular clinicians and institutions throughout the United States. In February 2004, in conjunction with the signing of the Optiwave 980 System development and manufacturing agreement discussed below, PLC amended certain provisions of its TMR distribution agreement with Edwards. The initial term was extended from January 2006 to at least October 2017, and revenue sharing related to TMR disposable kits was modified such that PLC now receives 36.5% of the customer generated revenue on all TMR kits, down from PLC's previous 45% share. Edwards paid $4,533,333 to PLC for the modification of this sharing arrangement. All other terms of the original TMR distribution agreement with Edwards remained the same.

        Optiwave 980 System Agreements.    In February 2004, PLC signed an agreement with Edwards to assume the product development and manufacturing of the Edwards Optiwave 980 surgical ablation system (the "Optiwave 980 System"). The Optiwave 980 System consists of (1) a diode-based laser ("Optiwave 980") and (2) related systems disposables. The laser and related system disposables are used together to treat cardiac arrhythmias, or heart rhythm disorders.

        In March 2006, PLC and Edwards terminated this agreement and entered into a new modified supply agreement such that PLC now will only manufacture the Optiwave 980 for Edwards and Edwards will assume all development and manufacturing responsibilities for the Optiwave 980 system disposables. PLC received a cash payment of $1,500,000 in consideration for selling its Optiwave 980 system related disposable manufacturing and development rights to Edwards. PLC will continue to be the exclusive manufacturer of the current generation of Optiwave 980 for Edwards and will have certain rights of first refusal related to the development and manufacture of the next generation laser.

        Separately, Edwards will pay PLC a royalty on all future Optiwave 980 system related disposable sales, until such time that cumulative royalty payments from Edwards reach $1,700,000.

        Shareholders Agreement.    PLC entered into a shareholders agreement with Edwards on January 9, 2001, which was amended on February 24, 2004 and April 6, 2006. Prior to April 6, 2006, so long as Edwards and its affiliates owned at least 5% of PLC's common shares outstanding on a fully-diluted basis, Edwards was entitled to nominate a designee to the Board of Directors. Donald E. Bobo, Jr. had served on the Board of Directors as the designee of Edwards until his resignation on April 3, 2006.

        Under this agreement, until January 9, 2007, Edwards is obligated to be present for purposes of establishing a quorum for any shareholder vote and to vote all of its PLC common stock in the same manner as and in proportion to the votes cast by all other shareholders of PLC common stock in any matter submitted to the shareholders; provided, however, that Edwards has sole discretion to vote its shares of PLC common stock in a vote regarding:

  (i)
  any merger, consolidation, acquisition or other business combination involving PLC in which PLC would not be the surviving corporation or as a result of which a majority of the outstanding common equity of PLC would be owned by another entity;

  (ii)
  any sale, lease, transfer or other disposition of the business operations of all or substantially all of the assets of PLC (on a consolidated basis); and

  (iii)
  any dissolution or complete liquidation or similar arrangement of PLC.

        Also pursuant to the shareholders agreement, Edwards has the right to participate in any future issuance by PLC of PLC common stock (or the rights to acquire PLC common stock or securities convertible into, or exchangeable for, PLC common stock). At Edwards' sole option, it may participate in any such future issuance by purchasing up to the number of shares of PLC common stock necessary to maintain its proportionate equity interest in PLC at that time. This right of Edwards does not apply to:

  (i)
  any issuance or sale pursuant to the exercise, conversion or exchange of any securities outstanding on the date of the shareholders agreement that are exercisable, convertible or exchangeable into PLC common stock;

  (ii)
  any issuance of PLC common stock as a stock dividend to holders of PLC common stock or upon any subdivision or combination of PLC common stock;

  (iii)
  any issuance or sale of PLC common stock in a public offering under the Securities Act of 1933, as amended (the "Securities Act");

  (iv)
  any issuance or sale pursuant to an employee stock option plan, stock purchase plan or similar benefit program, or any issuance or sale to directors, employees or consultants that does not exceed 20% in any five-year period (on a fully diluted basis) of PLC's equity shares outstanding on the date of the shareholders agreement; provided that if any employee is terminated and his or her options are terminated, the reissuance of such options shall not be counted in the 20% threshold; or

  (v)
  any issuance or sale as consideration for the acquisition by PLC or any of its affiliates of all or a part of another business or the merger of any business entity with or into PLC or any of its affiliates.

        Edwards also has certain registration rights under the shareholders agreement. Edwards may ask PLC to register its shares of PLC common stock under the Securities Act, and PLC must use its reasonable best efforts to register those shares. In addition, if PLC proposes at any time to register PLC common stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 or a similar form), it must offer Edwards the opportunity to register or distribute the PLC common stock held by Edwards.

  Rudko Loan

        Dr. Rudko, a director and the Chief Scientific Officer of PLC, has an outstanding loan from PLC that originated in 1991. In 1999, this loan was restructured to provide for interest from the inception of the loan to be calculated on the simple interest method at a rate of 6% per annum (a reduction of 2.65% from the original interest rate of this loan). During the fiscal year ended December 31, 2005, the largest outstanding loan balance was approximately $67,945.92, and, as of March 31, 2006, the outstanding loan balance was approximately $34,992.15. The loan does not have a due date, but may be repaid at anytime without penalty. In addition, to the extent that Dr. Rudko receives certain retention bonuses he may become entitled to under the terms of his current employment agreement with PLC, he is required to repay a portion of the then outstanding loan. See "Employment Contracts, Termination of Employment and Change in Control Agreements—Rudko Employment Agreement".

Board Recommendation

        The Board of Directors believes that the election of the nominees for Class II directors is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

ITEM NO. 2

APPROVAL OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of PLC's Board of Directors has selected Vitale, Caturano & Company, Ltd. as PLC's independent registered public accounting firm to audit PLC's financial statements for the year ending December 31, 2006. Vitale, Caturano & Company, Ltd. also audited the financial statements of PLC for fiscal year 2005. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter at the Meeting is necessary to appoint Vitale, Caturano & Company, Ltd. as PLC's independent registered public accounting firm. In the event of a negative vote, the Audit Committee will reconsider its selection. A representative of Vitale, Caturano & Company, Ltd. is expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions.

        From June 14, 1996 to March 28, 2005, Ernst & Young LLP served as PLC's registered public accounting firm. On March 28, 2005, the Audit Committee of PLC's Board of Directors voted to appoint Vitale, Caturano & Company, Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2005, following which PLC informed Ernst & Young LLP that it expected to dismiss them effective upon the receipt of shareholder approval for the appointment of Vitale, Caturano & Company, Ltd. As a result of this notification, Ernst & Young LLP resigned immediately, whereupon the appointment of Vitale, Caturano & Company, Ltd. became effective, subject to the shareholder approval that was received at PLC's 2005 Annual Meeting of Shareholders.

        During the fiscal years ended December 31, 2003 and 2004, and during the interim period ended March 28, 2005, PLC did not consult Vitale, Caturano & Company, Ltd. regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on PLC's financial statements or on any matter that was the subject of a disagreement with Ernst & Young LLP or a reportable event as defined in applicable SEC rules.

        The reports of Ernst & Young LLP regarding PLC's financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2003 and 2004, and during the interim period ended March 28, 2005, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its reports regarding PLC's financial statements for such years.

Board Recommendation

        The Board of Directors believes that the appointment of Vitale, Caturano & Company, Ltd. as PLC's registered public accounting firm for the fiscal year ending December 31, 2006 is in the best interest of PLC and its shareholders and recommends that the shareholders vote FOR this proposal.

OTHER MATTERS

        The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented at the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

        All costs of solicitation of proxies will be borne by PLC. In addition to solicitations by mail, PLC's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and PLC will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by all officers and directors of PLC who are persons required to file reports pursuant to Section 16(a) of the Exchange Act, or written representations from those reporting persons, PLC believes that during the fiscal year ended December 31, 2005 all filings required to be made by the reporting persons were timely made in accordance with the requirements of the Exchange Act.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of PLC's proxy statement or annual report may have been sent to multiple shareholders in your household. PLC will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: PLC Systems Inc., Attention: James G. Thomasch, 10 Forge Park, Franklin, Massachusetts 02038, 508-541-8800. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact PLC at the above address and phone number.

Deadline for Submission of Shareholder Proposals for the 2007 Annual Meeting of Shareholders

        Proposals of shareholders intended to be presented at the 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by PLC no later than December 15, 2006 in order to be included in the proxy statement and form of proxy relating to that meeting.

        In addition, if PLC does not receive notice of a matter or proposal to be considered at the 2007 Annual Meeting of Shareholders by March 5, 2007, persons appointed by the Board of Directors will be allowed to use their discretionary voting authority with respect to such action or proposal that is raised at the 2007 Annual Meeting of Shareholders.

        THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. SHAREHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

By order of the Board of Directors,
Mark R. Tauscher President, Chief Executive Officer and Director

Franklin, Massachusetts
April 14, 2006

PROXY

DETACH PROXY CARD HERE

PLC SYSTEMS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
2006 Annual Meeting of Shareholders—May 17, 2006

        THE UNDERSIGNED, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of 2006 Annual Meeting of Shareholders and Proxy Statement dated April 14, 2006 in connection with the 2006 Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 a.m., local time, on Wednesday, May 17, 2006 at the offices of PLC Systems Inc. (the "Company"), 10 Forge Park, Franklin, Massachusetts 02038 and hereby appoint(s) Mark R. Tauscher and James G. Thomasch, or each of them singly with full power of substitution, as proxies of the undersigned to act and vote on behalf of the undersigned at the Meeting and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.

        This proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, the proxies will vote FOR the election of the director nominees and FOR proposal 2.

        The undersigned may appoint an individual other than the individuals named above as the proxy of the undersigned to vote the shares of the undersigned at the Meeting in accordance with this proxy by identifying such individual in the following space.

Please vote, date and sign on other side and return promptly in the enclosed envelope.

(See reverse side)

PLC SYSTEMS INC.
Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

The Board of Directors recommends a vote FOR the director nominees and FOR proposal 2.

1.
Election of Class II directors (or if a nominee is not available for election, such substitute as the Board of Directors may designate).

Nominees:                   Benjamin L. Holmes                   Alan H. Magazine                   Edward H. Pendergast

ELECTION OF DIRECTORS	☐	FOR all nominees (except as indicated to the contrary—see INSTRUCTIONS below)	☐	WITHHELD from all nominees

INSTRUCTIONS: To withhold authority to vote for an individual nominee, strike a line through such nominee's name. Your shares will be voted for the remaining nominee.

2.
Approval of the selection of Vitale, Caturano & Company, Ltd. as the Company's registered public accounting firm for the fiscal year ending December 31, 2006 and to authorize the Audit Committee of the Board of Directors to fix the remuneration to be paid to the auditors.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign this proxy card exactly as your name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If this proxy card is not dated in the space provided below, it will be deemed to bear the date on which the Board of Directors mailed it.
Signature: ______________	Date: ______________
Signature: ______________	Date: ______________

QuickLinks

ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 APPROVAL OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS